Exhibit 10.3

THIRD MODIFICATION AND WAIVER

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD MODIFICATION TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Modification”) is entered into as of February 7, 2024 by and among STREAMLINE HEALTH SOLUTIONS, INC., a Delaware corporation (“Streamline”), STREAMLINE HEALTH, LLC, a Delaware limited liability company (f/k/a STREAMLINE HEALTH, INC., an Ohio corporation) (“Streamline Health”), STREAMLINE PAY & BENEFITS, LLC, a Delaware limited liability company (“Streamline Pay”), AVELEAD CONSULTING, LLC, a Georgia limited liability company (“Avelead Consulting”), STREAMLINE CONSULTING SOLUTIONS, LLC, a Delaware limited liability company (“Streamline Consulting” and, together with Streamline, Streamline Health, Streamline Pay, Avelead Consulting and any other Person who, from time to time, becomes a Borrower under the Loan Agreement (as defined below), collectively, the “Borrowers” and each individually, a “Borrower”) and WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”).

RECITALS

A. Bank and Borrower have previously entered into that certain Second Amended and Restated Loan and Security Agreement dated as of August 26, 2021 (as amended, restated, supplemented and otherwise modified from time to time, the “Loan Agreement”), pursuant to which Bank has made certain loans and financial accommodations available to Borrower.

B. It has come to the attention of Bank that certain Events of Default have occurred and are continuing pursuant to Section 8.2(a) of the Loan Agreement due to the failure of the Borrower to maintain a Maximum Debt to ARR Ratio of not greater than 0.50 to 1.00 for the period ended January 31, 2024, in violation of Section 6.9(b) as in effect immediately prior to the date hereof (the “Specified Default”).

C. Bank and Borrower now wish to waive the Specified Default and modify the Loan Agreement on the terms and conditions set forth herein.

D. Borrower is entering into this Modification with the understanding and agreement that, except as specifically provided herein, none of Bank’s rights or remedies as set forth in the Loan Agreement or any other Loan Document is being waived or modified by the terms of this Modification.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. MODIFICATIONS.

(a) Additional Definitions. Section 1.1 of the Loan Agreement is hereby amended to add the following new definitions in the appropriate alphabetical order:

““ARR Net Leverage Ratio” means, as of any date of determination (a) (i) the Obligations, minus (ii) Qualified Cash, divided by (b) Annualized Recurring Revenue.”

““Third Modification Closing Date” means February 7, 2024.”

““Qualified Cash” means, as of any date of determination, the aggregate amount of Borrower’s cash maintained with Bank that is in excess of Two Million Dollars ($2,000,000).”

(b) Minimum Cash. Section 6.9(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(a) [Intentionally omitted].”

(c) Maximum ARR Net Leverage Ratio. Section 6.9(b) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(b) Maximum ARR Net Leverage Ratio. Borrowers’ ARR Net Leverage Ratio, measured on a quarterly basis as of the last day of each fiscal quarter, shall not be greater than the amount set forth under the heading “Maximum ARR Net Leverage Ratio” as of, and for each of the dates appearing adjacent to such “Maximum ARR Net Leverage Ratio.”

Quarter Ending	Maximum ARR Net Leverage Ratio
April 30, 2024	0.50 to 1.00
July 31, 2024	0.45 to 1.00
October 31, 2024	0.40 to 1.00
January 31, 2025	0.35 to 1.00

(d) Maximum Debt to Adjusted EBITDA Ratio. Section 6.9(c) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(c) Maximum Debt to Adjusted EBITDA Ratio. Commencing with the quarter ending April 30, 2025, Borrowers’ Maximum Debt to Adjusted EBITDA Ratio, measured on a quarterly basis as of the last day of each fiscal quarter for the trailing four (4) quarter period then ended, shall not be greater than the amount set forth under the heading “Maximum Debt to Adjusted EBITDA Ratio” as of, and for each of the dates appearing adjacent to such “Maximum Debt to Adjusted EBITDA Ratio”.

Quarter Ending	Maximum Debt to Adjusted EBITDA Ratio
April 30, 2025	3.50 to 1.00
July 31, 2025	3.00 to 1.00
October 31, 2025	2.50 to 1.00
January 31, 2025 and on the last day of each quarter thereafter	2.00 to 1.00

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(e) Fixed Charge Coverage Ratio. Section 6.9(d) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(d) Fixed Charge Coverage Ratio. Commencing with the quarter ending April 30, 2025, Borrowers shall maintain a Fixed Charge Coverage Ratio of not less than 1.20 to 1.00, measured on a quarterly basis as of the last day of each fiscal quarter for the trailing four (4) quarter period then ended.”

(f) Minimum Adjusted EBITDA. Section 6.9 of the Loan Agreement is hereby amended to add the following new subsection (e) at the end thereof:

“(e) Minimum Adjusted EBITDA. Commencing with the quarter ending January 31, 2024, Borrowers shall maintain Adjusted EBITDA, measured on a quarterly basis as of the last day of each fiscal quarter, in an amount not less than the amounts (or, in the case of amounts set forth in parentheses, no worse than the amounts) set forth under the heading “Minimum Adjusted EBITDA” as of, and for each of the dates appearing adjacent to such “Minimum Adjusted EBITDA”.

Quarter Ending	Minimum Adjusted EBITDA
January 31, 2024	($5,750,000)
April 30, 2024	($4,560,000)
July 31, 2024	($2,960,000)
October 31, 2024	($1,500,000)
January 31, 2025	$430,000

(g) Compliance Certificate. Exhibit B to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

2. Waiver of specified Defaults. Bank hereby waives the Specified Default. This waiver shall be effective only for the specific defaults comprising the Specified Default, and in no event shall this waiver be deemed to be a waiver of enforcement of any of Bank’s rights with respect to any other defaults or Events of Default now existing or hereafter arising. Nothing contained in this Modification nor any communications among Borrowers and Bank shall be a waiver of any rights or remedies Bank has or may have against Borrowers except as specifically provided herein. Except as specifically provided herein, Bank hereby reserves and preserves all of its rights and remedies against Borrowers under the Loan Agreement and the other Loan Documents.

3. NO DEFENSES OF BORROWER/GENERAL Release. Each Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each Borrower acknowledges that Bank would not enter into this Modification without Borrower’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for any claims or obligations arising after the date of this Modification, each Borrower releases Bank, and each of Bank’s officers, directors and employees from any known or unknown claims that such Borrower now has against Bank of any nature, including any claims that such Borrower, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Agreement or the transactions contemplated thereby. Each Borrower acknowledges and agrees that they have been informed by their attorneys and advisors of, and are familiar with, and do hereby expressly waive, the provisions of Section 1542 of the California Civil Code, and any similar statute, code, law, or regulation of any state or the United States, to the full extent that they may waive such rights and benefits. Civil Code section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR A BORROWER DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

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The provisions, waivers and releases set forth in this section are binding upon each Borrower and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Modification and the Loan Agreement, and/or Bank’s actions to exercise any remedy available under the Loan Agreement or otherwise.

4. CONTINUING VALIDITY. Borrowers understand and agree that in modifying the existing Indebtedness, Bank is relying upon Borrowers’ representations and warranties set forth in this Modification and the reaffirmation of Borrowers’ performance obligations under the Loan Documents, subject to the modifications set forth herein. Except as expressly modified pursuant to this Modification, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Modification in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Modification shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrowers to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to any subsequent modification agreements.

5. AMENDMENT FEE. In consideration of the agreements set forth herein, Borrowers hereby agree to pay to Bank an amendment fee in the amount of $10,000 (the “Amendment Fee”), which Amendment Fee shall be nonrefundable when paid and fully-earned, due and payable on the date of this Modification.

6. Effectiveness of this Modification. This Modification, and the waivers provided for herein, shall become effective upon the satisfaction, as determined by Bank, of the following conditions.

(a) Modification. Bank shall have received this Modification fully executed in a sufficient number of counterparts for distribution to all parties.

(b) Amendment Fee. Bank shall have received the Amendment Fee by wire transfer in immediately available funds, by autodebit to any of Borrower’s bank accounts maintained at Bank or charged as a Credit Extension.

(c) Equity Raise. Bank shall have received evidence, in form and substance reasonably acceptable to Bank, that Borrower has received gross proceeds from an equity investment in borrower or from the raise of Subordinated Debt, in each case, in an amount equal to or greater than Four Million Dollars ($4,000,000).

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(d) Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement are true and correct in all material respects (except for such representations and warranties qualified by materiality, which shall be true and correct in all respects).

(e) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Modification shall have been delivered or executed or recorded, as required by Bank.

Bank shall provide prompt written notice (e-mail to suffice) to Borrowers confirming the satisfaction of the conditions in this Section 6 and the effectiveness of this Modification, which confirmation shall be binding on Bank.

7. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Modification constitutes a “Loan Document” as defined and set forth in the Loan Agreement, and is subject to Sections 11 and 12 of the Loan Agreement, which are incorporated by reference herein.

8. NOTICE OF FINAL AGREEMENT. By signing this document each party represents and agrees that: (A) this written agreement represents the final agreement between the parties, (B) there are no unwritten oral agreements between the parties, and (C) this written agreement may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.

9. Counterparts; Facsimile Signatures. This Modification may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.

10. Ratification. Borrowers hereby covenant and agree to comply with each and every term and condition set forth in the Loan Agreement, as amended hereby, and the other Loan Documents effective as of the date hereof, and hereby reaffirm their various obligations thereunder.

11. Integration. This Modification, together with the Loan Agreement and the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[Signature Page Follows]

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BORROWER:

STREAMLINE HEALTH SOLUTIONS, INC.

By:	/s/ Bryant J. Reeves, III
Name:	Bryant J. Reeves, III
Title:	Interim Chief Financial Officer

STREAMLINE HEALTH, LLC (F/K/A STREAMLINE HEALTH, INC.)

By:	/s/ Bryant J. Reeves, III
Name:	Bryant J. Reeves, III
Title :	Treasurer

STREAMLINE PAY & BENEFITS, LLC

By:	/s/ Bryant J. Reeves, III
Name:	Bryant J. Reeves, III
Title:	Treasurer

AVELEAD CONSULTING, LLC

By:	/s/ Bryant J. Reeves, III
Name:	Bryant J. Reeves, III
Title:	Treasurer

STREAMLINE CONSULTING SOLUTIONS, LLC

By:	/s/ Bryant J. Reeves, III
Name:	Bryant J. Reeves, III
Title:	Treasurer

BANK:

WESTERN ALLIANCE BANK

By:	/s/ Blake Reid
Name:	Blake Reid
Title:	Senior Director

[Signature Page to Third Modification and Waiver to 2nd A&R LSA]

Exhibit b

Compliance Certificate

TO:	WESTERN ALLIANCE BANK, an Arizona corporation

FROM:	Streamline Health Solutions, Inc., a Delaware corporation and Streamline Health, Inc., an Ohio corporation, Streamline Pay & Benefits, LLC, a Delaware limited liability company, Avelead Consulting, LLC, Streamline Consulting Solutions, LLC

The undersigned authorized officer of Borrower hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Annual financial statements (CPA Audited)	FYE within 180 days	Yes	No

Monthly financial statements and a Compliance Certificate	Monthly within 30 days	Yes	No

10K and 10Q	(as applicable)	Yes	No

Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 30 days prior to the beginning of each fiscal year	Yes	No

A/R & A/P Agings, Borrowing Base Certificate, Deferred Revenue Schedule and Monthly Recurring Revenue Report	Monthly within 30 days	Yes	No

A/R Audit	Initial and Annual	Yes	No

Deposit balances with Bank	$ ___________________
Deposit balance outside Bank	$ ___________________

Financial Covenant	Required	Actual	Complies

Maximum ARR Net Leverage Ratio	(a) January 31, 2024, 0.50 to 1.00, (b) April 30, 2024, 0.50 to 1.00, (c) July 31, 2024, 0.45 to 1.00, (d) October 31, 2024, 0.40 to 1.00, and (e) January 31, 2024, 0.35 to 1.00	___ to 1.00	Yes	No

Maximum Debt to Adjusted EBITDA Ratio	(a) April 30, 2025, 3.50 to 1.00, (b) July 31, 2025, 3.00 to 1.00, (c) October 31, 2025, 2.50 to 1.00 and (d) January 31, 2025, and the last day of each quarter thereafter, 2.00 to 1.00	___ to 1.00	Yes	No

Fixed Charge Coverage Ratio	April 30, 2025, and the last date of each quarter thereafter, 1.20 to 1.00	___ to 1.00	Yes	No

Minimum Adjusted EBITDA	(a) January 31, 2024, ($5,750,000), (b) April 30, 2024, ($4,560,000), (c) July 31, 2024, ($2,960,000), (d) October 31, 2024, ($1,500,000) and (e) January 31, 2025, $430,000	$_____	Yes	No

Intellectual Property Updates

Attached as Exhibit A is a listing of listing of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any, since the date of the last such Compliance Certificate delivered to Bank.

Updates to Schedules

Attached as Exhibit A are updated Schedules updating any information set forth in such Schedules since the date of the last such Compliance Certificate delivered to Bank.

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by: __________________________________
Sincerely,	AUTHORIZED SIGNER

Date: ________________________________________

___________________________________________	Verified: ____________________________________
SIGNATURE	AUTHORIZED SIGNER

___________________________________________	Date: ________________________________________
TITLE
___________________________________________	Compliance Status	Yes No
DATE